                                                                     Exhibit 1.2
                                                                     -----------
                                COMDISCO, INC.
                           (A Delaware Corporation)

                            SENIOR DEBT SECURITIES

                                                            January 5, 1998
                                 TERMS AGREEMENT
To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois  60018

     Re:  Underwriting Agreement dated January 5, 1998

                                 Senior Debt Securities
                                 ----------------------

Title of Senior Debt Securities:       6 1/8% Notes Due
                                       January 15, 2003

Principal amount to be issued:         $250,000,000

Current ratings:                       Moody's Investors Service, Inc.:  Baa1
                                       Standard & Poor's:                BBB+
                                       Duff & Phelp Credit Rating Co.:   BBB+

Interest rate:                         6 1/8%

Interest Payment Dates:                January 15 and July 15 of each year,
                                       commencing July 15, 1998

Date of Maturity:                      January 15, 2003

Form and Denomination:                 Fully registered in denominations of
                                       $1,000 and integral multiples thereof.

Redemption provisions:                 None

Sinking Fund requirements:             None

Delayed Delivery Contracts:            Not authorized
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Public offering price:                   99.717% plus accrued interest, if any,
                                         from January 8, 1998

Underwriting Discount:                   .600%

Closing Date and location:               January 8, 1998 in offices of McBride
                                         Baker & Coles, 500 West Madison Street,
                                         40th Floor, Chicago, Illinois 60661

Rating Agencies applicable               Moody's Investors Service, Inc.,
to Sections 4 and 9 of                   Standard & Poor's
the Underwriting Agreement:              and Duff & Phelps Credit Rating Co.


Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Notes representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.


                                                      Principal
Underwriter                                             Amount
-----------                                             ------

Salomon Brothers Inc                                 $50,000,000

Bear, Stearns & Co. Inc.                             $50,000,000

Citicorp Securities, Inc.                            $50,000,000

NationsBanc Montgomery Securities LLC                $50,000,000

UBS Securities LLC                                   $50,000,000
                                                      ----------
     TOTAL                                          $250,000,000
                                                     ===========

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             [SIGNATURE PAGE FOR JANUARY 5, 1998 TERMS AGREEMENT]

                                SALOMON BROTHERS INC

                                By: /s/ Barbara Anne Wansbrough
                                    ------------------------------
                                Its:  Authorized Signatory

                                BEAR, STEARNS & CO. INC.

                                By: /s/ Timothy A. O'Neill
                                    ------------------------------
                                Its: Authorized Signatory

                                CITICORP SECURITIES, INC.

                                By: /s/ Kerry Kearney
                                    ------------------------------
                                Its: Authorized Signatory

                                NATIONSBANC MONTGOMERY SECURITIES
                                LLC

                                By: /s/ R. Keith Harmon
                                    ------------------------------
                                Its: Authorized Signatory

                                UBS SECURITIES LLC

                                By: /s/ Richard Messina
                                    ------------------------------
                                Its: Authorized Signatory

Accepted:

COMDISCO, INC.

By: /s/ Edward Pacewicz
    ------------------------------
Its: Authorized Signatory

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